Exhibit 77D: Policies with respect to security investments

Morgan Stanley California Tax-Free Daily
Income Trust

The Morgan Stanley California Tax-Free Daily
Income Trust made those changes to its
investment strategies described in the
supplement to its Prospectuses and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on September 11, 2015 (accession number
0001104659-15-064766) and incorporated by
reference herein.